                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement Only               Commission (as permitted by
[ ]  Definitive Additional Materials               Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE PRESLEY COMPANIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           (1) Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

           (2) Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

           (4) Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

           (5) Total fee paid:

              ------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:

              ------------------------------------------------------------------

           (2)  Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------

           (3)  Filing Party:

              ------------------------------------------------------------------

           (4)  Date Filed:

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

                          [THE PRESLEY COMPANIES LOGO]

                                                                  APRIL 16, 1999

Dear Stockholder:

     This letter accompanies the Proxy Statement for our Annual Meeting of Holders of Common Stock to be held at 3:30 p.m. on Monday, May 10, 1999, at The Westin South Coast Plaza Hotel, 686 Anton Blvd., Costa Mesa, California. We hope that it will be possible for you to attend in person.

     At the meeting, the holders of the Company's Series A Common Stock will be asked to elect two Series A Directors, the holders of the Company's Series B Common Stock will be asked to elect two Series B Directors, and all holders of the Company's Common Stock will be asked to ratify the Board's selection of auditors. In addition, we will present a report on the operations and activities of the Company. Following the meeting, management will be pleased to answer your questions about the Company.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully. We also urge you to sign and return your proxy card promptly so that you may vote on these proposals for stockholder action.

                                          Sincerely,

                                          /s/ WILLIAM LYON
                                          --------------------------------------
                                          William Lyon
                                          Chairman of the Board

                                          /s/ WADE H. CABLE
                                          --------------------------------------
                                          Wade H. Cable
                                          President and Chief
                                          Executive Officer

              19 Corporate Plaza, Newport Beach, California 92660

                          [THE PRESLEY COMPANIES LOGO]

                            ------------------------

                            NOTICE OF ANNUAL MEETING
                           OF HOLDERS OF COMMON STOCK

                            To be held May 10, 1999

To the Holders of Common Stock of The Presley Companies:

     The Annual Meeting of Holders of Common Stock of The Presley Companies will be held at The Westin South Coast Plaza Hotel, 686 Anton Blvd., Costa Mesa, California, on Monday, May 10, 1999 at 3:30 p.m., for the following purposes:

          1. To elect two Series A Directors and two Series B Directors; and

          2. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as the Company's auditors for the fiscal year ending December 31, 1999; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of Common Stock at the close of business on April 12, 1999 will be entitled to vote at the meeting or at any adjournments or postponements thereof.

                                          By order of the Board of Directors,

                                          /s/ LINDA L. FOSTER
                                          --------------------------------------
                                          Linda L. Foster
                                          Vice President and Corporate Secretary

Newport Beach, California
April 16, 1999

     TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                          [THE PRESLEY COMPANIES LOGO]

                            ------------------------

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Series A Directors of the Board of Directors of The Presley Companies ("Presley" or the "Company") for use at the Annual Meeting of Holders of Common Stock (the "Annual Meeting") to be held at The Westin South Coast Plaza Hotel, 686 Anton Blvd., Costa Mesa, California, on Monday, May 10, 1999, at 3:30 p.m. and at any adjournments or postponements thereof. The shares represented by the proxy will be voted at the meeting if the proxy is properly executed and returned to the Company. Any stockholder giving a proxy has the right to revoke it by giving written notice to the Vice President and Corporate Secretary of the Company at any time prior to the voting, or by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting. A holder of record of Series A Common Stock at the close of business on April 12, 1999, if present at the Annual Meeting, may vote in person whether or not he or she has previously given a proxy. This Proxy Statement and its enclosures are being mailed to the Company's Series A Common stockholders on or about April 16, 1999.

     The cost of the solicitation will be paid by the Company. In addition to solicitation of proxies by use of the mails, directors, officers or employees of the Company may solicit proxies personally, or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to and to obtain proxies from their principals; the Company will reimburse them for their reasonable expenses in doing so. The Company has retained the services of Proxy Express, Inc. to assist in the distribution of proxies at an estimated cost of $550 plus certain out-of-pocket expenses.

                                     VOTING

     As of April 12, 1999, the securities of the Company entitled to vote at the Annual Meeting consist of 34,792,732 shares of Series A Common Stock, par value $.01 per share ("Series A Common"). Only holders of record of Series A Common on the books of the Company at the close of business on that date will be entitled to vote at the Annual Meeting, and such stockholders are entitled to one vote for each share of common stock held by such person. All proxies received and not revoked will be voted as directed.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Pursuant to a capital restructuring approved by the Company's stockholders in 1994, the Company's then outstanding common stock was reclassified into Series A Common, and a new series of common stock ("Series B Common") was subsequently issued to certain of the Company's lenders. (Each share of Series B Common became convertible to a share of Series A Common from and after May 20, 1997.) As part of the capital restructuring, two series of directors were established, the Series A Directors, to be elected by Series A Common, and the Series B Directors, to be elected by Series B Common; additionally, the Series A Directors were classified into three classes, the Class I directors whose current term will expire upon the election of successor directors at the annual meeting of holders of Series A Common Stock to be held in 2001, the Class II directors whose current term expires at the Annual Meeting, and the Class III directors whose current term will expire upon the election of successor directors at the annual meetings of holders of Series A Common to be held in 2000.

     Accordingly, only the Class II Series A Directors are to be elected at this Annual Meeting, and to that end, the Board of Directors has nominated and recommended for election as a Class II Series A Director each of the two persons named below, for the term to expire upon the election of a successor Class II Series A Director at the annual meeting of Series A Common stockholders to be held in 2002. To be elected as a director, the nominee must receive the favorable vote of a plurality of the shares represented and entitled to be voted at the Annual Meeting. The candidate receiving the highest number of affirmative votes for each director's position to be elected at the Annual Meeting will be deemed elected to that position. At future annual meetings, so long as the Series A Directors of the Company are so classified, the holders of Series A Common will vote only for nominees for the class of Series A Directors whose terms expire at that annual meeting. The holders of Series B Common, voting as a separate class, elect the Series B Directors at the Annual Meeting. Holders of Series B Common are not entitled to vote in the election of Series A Directors. In addition, as a result of the conversion of Series B Common into Series A Common, in accordance with the provisions of the Certificate of Incorporation of the Company, the number of Series B Directors will be reduced from three to two, effective as of the Annual Meeting of holders of Series B Common, also to be held on May 10, 1999, at which time Charles Froland is expected to resign as a Series B Director.

     Since there is no specified percentage of either the outstanding shares or the shares represented at the Annual Meeting required to elect a director, abstentions of voting and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking stockholder action. Unless additional persons are nominated, withholding a vote from a nominee will not adversely affect the election of that nominee. If additional persons are nominated, each vote withheld from a nominee may adversely affect the election of that nominee. The proxies solicited hereby are intended to be voted only for the nominees whose names are listed below, unless otherwise indicated. In the event that a nominee for director is proposed at the Annual Meeting, the proxy may be voted in favor of or against such nominee or any other nominee proposed by the Series A Directors.

     Both of the following nominees currently are Directors on the Company's Board of Directors. The Company has no reason to believe that the nominees will not be available for election to serve their prescribed terms. However, the persons named in the proxy will have discretionary authority to vote for others if any nominee is unable or unwilling to serve. Any vacancy that occurs in the number of Series A Directors serving as directors during the prescribed terms may be filled only by the vote of a majority of the Series A Directors then in office or, if the Series A Directors fail to fill the vacancy within 60 days of its occurrence, by the vote of a majority of outstanding shares of Series A Common.

             NAME                AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
             ----                ---            --------------------             --------------
General William Lyon...........  76     Chairman of the Board, President and          1987
                                        Chief Executive Officer of William
                                        Lyon Homes, Inc.
Wade H. Cable..................  50     President and Chief Executive Officer         1985
                                        of the Company

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FOR THE ABOVE NOMINEES.

                          OTHER DIRECTORS; COMMITTEES

     The Company's Board of Directors consists of the following Series A Directors and Series B Directors; only the two named above are up for election by the holders of Series A Common at this Annual Meeting.

SERIES A DIRECTORS

     General William Lyon, age 76, was elected director and Chairman of the Board of the Company in 1987. Additionally, General Lyon serves on the Company's Compensation Committee. General Lyon has served as the Chairman of the Board, President and Chief Executive Officer of William Lyon Homes, Inc. General Lyon is a retired USAF Major General and was Chief of the Air Force Reserve from 1975 to 1979. General Lyon is a director of Fidelity Financial Services, Inc. and Kellstrom Industries.

     General James E. Dalton, USAF (RET.), age 68, was elected to the Board in 1991. He serves as Chairman of the Company's Audit Committee and Special Committee and is a member of the Stock Option Committee and Compensation Committee. General Dalton was the President of Logicon R&D Associates, a subsidiary of Logicon Corporation (a defense contractor providing advanced technology systems and services), a position he held since 1985 until his retirement in December 1998. He also served as General Manager of Logicon's Defense Technology Group since 1995 until his retirement in December 1998. Logicon was acquired by Northrop Grumman in 1997. General Dalton currently acts as an independent consultant to several companies in the Defense Industry and is a director of Defense Group, Inc.

     Wade H. Cable, age 50, has served as President and Chief Executive Officer of Presley and has been a director of the Company since 1985. Prior to joining the Company, he worked for thirteen years with Pacific Enterprises as a senior executive in various of its real estate operations, including two years as an Executive Vice President of Pacific Lighting Real Estate Group and four years as the President of Fredericks Development Company, a residential developer and home builder.

     Steven B. Sample, age 58, was elected to the Board in 1991 and is a member of the Company's Audit Committee, Stock Option Committee, Special Committee and Compensation Committee. Dr. Sample is the President of the University of Southern California, a position he has held since March 1991. He was the President of the State University of New York at Buffalo from 1982 to 1991. Dr. Sample is a director of UNOVA, Inc., the Santa Catalina Island Company and the Wm. Wrigley Jr. Company.

     Marshall E. Stearns, age 39, was elected to the Board in 1997. Mr. Stearns was a member of the Company's Special Committee until his resignation in December 1998. Mr. Stearns is a Senior Vice President of Foothill Capital Corporation. Prior experience includes development of multi-family real estate.

     Ray A. Watt, age 80, was elected to the Board in 1997. Mr. Watt is a member of the Company's Audit Committee, Compensation Committee, Stock Option Committee and Special Committee. Mr. Watt is the Founder and Chairman of the Board of Watt Group, Inc., a commercial and residential real estate development and building company. Mr. Watt has served on the Boards of several civic organizations.

SERIES B DIRECTORS

     Gregory P. Flynn, age 42, was elected to the Board in 1994. Mr. Flynn is a member of the Company's Compensation Committee and Stock Option Committee, and was a member of the Company's Special Committee until his resignation in March 1999. He is a Managing Partner of Hampshire Equity Partners (formerly known as ING Equity Partners), where he has worked since 1994. From 1989 to 1994, Mr. Flynn worked with ING Capital Holdings, a wholly-owned subsidiary of Internationale Nederlanden Groep, a diversified financial services company based in Amsterdam. From 1981 to 1988, Mr. Flynn was employed by The Chase Manhattan Bank.

     Charles Froland, age 50, was elected to the Board in 1995, and expects to resign as a Series B Director on May 10, 1999, as explained above. Mr. Froland is a member of the Company's Compensation Committee and Stock Option Committee. He is Managing Director of Private Market Investments for General Motors Investment Management Corporation where he has worked since June 1995. From 1987 to 1995, Mr. Froland worked with Stanford Management Co.; his prior employment includes Grubb & Ellis Realty Advisors, and other investment and commercial banking firms. Mr. Froland is a director of General Motors Investment Management Corporation, an investment management firm.

     Karen S. Sandler, age 40, was elected to the Board in 1995. Ms. Sandler is a member of the Company's Compensation Committee and Stock Option Committee, and was a member of the Company's Special Committee until her resignation in December 1998. She is a Senior Vice President of Foothill Capital Corporation. Ms. Sandler serves on many lender and creditor committees. Prior to joining Foothill, she worked at Price Waterhouse and Security Pacific Bank.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' FEES

     The Company's Board of Directors has an Audit Committee, a Compensation Committee, a Special Committee and a Stock Option Committee, but not a nominating committee. The current members of the Audit Committee are Messrs. Dalton, Sample and Watt. The Audit Committee monitors the Company's basic accounting policies, reviews audit and management reports and financial releases and makes recommendations regarding the appointment of the independent auditors. The current members of the Compensation Committee are Messrs. Lyon, Dalton, Flynn, Froland, Sample and Watt, and Ms. Sandler. The Compensation Committee deals with salary and incentive compensation policies for officers and executives. The current members of the Special Committee are Messrs. Dalton, Sample and Watt. Mr. Stearns, Ms. Sandler and Mr. Flynn were members of the Special Committee until their resignations in December 1998, December 1998 and March 1999, respectively. The Special Committee was formed in May 1998 to evaluate strategic alternatives of the Company, including the sale of certain, or substantially all, of the Company's assets. The current members of the Stock Option Committee are Messrs. Dalton, Flynn, Froland, Sample and Watt, and Ms. Sandler. The Stock Option Committee administers the stock option program of the Company, determines the persons to whom options are to be granted, and fixes the number of shares to be subject to such options and the other terms of the option agreements, subject to the provisions of the relevant option plan.

     During the year ended December 31, 1998, the Board of Directors held six meetings, the Audit Committee held five meetings, the Compensation Committee held one meeting, the Special Committee held nineteen meetings, and the Stock Option Committee held no meetings. No director attended fewer than 75% of all meetings of the Board of Directors (including meetings of the full Board and Board Committees on which the respective director sat) during the fiscal year ended December 31, 1998, except: Steven Sample attended 23 out of 31 meetings or 74.19%; and Charles Froland attended two out of seven meetings or 28.57%.

     The Company compensates each of Messrs. Dalton, Sample and Watt (the "Outside Series A Directors") for services performed in his capacity as a director at a rate of $20,000 a year plus $1,000 for each meeting attended. In addition, each Outside Series A Director is paid $1,000 a year per committee for service on committees of the Board of Directors. If he so elects, each Outside Series A Director is entitled to defer payment of his compensation until his retirement date, at which time he would receive all deferred amounts and all interest accrued thereon. The rate of interest on such deferred compensation is adjusted quarterly and is the prime rate used by the Company's principal corporate lender on the quarterly adjustment date, plus one percent. The Company pays each member of the Special Committee $1,000 for each meeting of the Special Committee attended.

     Under the Company's Non-Qualified Retirement Plan for Outside Directors (the "Plan"), each Outside Series A Director of the Company is to receive $2,000 per month beginning on the first day of the month following death, disability or retirement at age 72; or, in the case of an Outside Series A Director who ceases participation in the Plan prior to death, disability or retirement at age 72 but has completed at least ten (10) years of service as a director, eligibility for benefit payments pursuant to the Plan begins on the first day of the month following the latter of (a) the day on which such person attains the age of 65, or (b) the day on which such person's service terminates after completing at least ten (10) years of service as a director. Effective from December 1991, the monthly payments are to continue for the number of months that equals the number of months the Outside Series A Director served as a director of the Company. If a retired Outside Series A Director receiving payments under the Plan resumes his status as a director or becomes an employee of the Company, the payments under the Plan are suspended during the period of such service.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as to the number of shares of the Series A Common Stock and the Series B Common Stock beneficially owned as of April 12, 1999. On January 30, 1998 and June 30, 1998, the Company issued an aggregate of 2,677,836 and 14,276,361 shares, respectively, of its Series A Common as a result of the conversion of a like number of its Series B Common requested by Whippoorwill/Presley Obligations Trust -- 1994 (Continental Stock Transfer & Trust Company, as trustee) and Foothill Capital Corporation as managing general partner of Foothill Partners, L.P. and Foothill Partners II, L.P. As a result of the conversion of Series B Common into Series A Common, in accordance with the provisions of the Certificate of Incorporation of the Company, the number of Series B Directors will be reduced from three to two, effective as of the Annual Meeting, at which time Charles Froland is expected to resign as a Series B Director. Therefore, the holders of Series A Common Stock will be entitled to elect six of the eight members of the Company's Board of Directors and holders of Series B Common Stock will be entitled to elect two of the eight members of the Board of Directors. Except for voting as separate classes on the election of directors and certain charter amendments, the shares of Series A Common Stock and Series B Common Stock have the same voting rights. Series B Common Stock became convertible into a like number of shares of Series A Common Stock from and after May 20, 1997. The following table includes information for (a) each person or group that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each of the directors of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all officers and directors of the Company as a group.

                                                                   AS OF APRIL 12, 1999
                                                      ----------------------------------------------
                                                                        SHARES
                                                         SHARES       ACQUIRABLE       PERCENTAGE
                                                      BENEFICIALLY      WITHIN           OF ALL
        NAME AND ADDRESS OF BENEFICIAL OWNER             OWNED        60 DAYS(5)     COMMON STOCK(6)
        ------------------------------------          ------------    -----------    ---------------
SERIES A COMMON STOCK
General William Lyon................................   7,939,589         750,000          16.41%
  c/o William Lyon Homes, Inc.
  4490 Von Karman,
  Newport Beach, CA 92660
Wade H. Cable and Susan M. Cable,
  Trustees of The Cable Family Trust Est. 7-11-88...     463,527(1)            0              *
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
Wade H. Cable.......................................           0         525,000              *
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
General James E. Dalton,
  Trustee of The Dalton Family Trust Est. 3-13-98...       2,000               0              *
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
Gregory P. Flynn....................................           0               0            N/A
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
Charles Froland.....................................           0               0            N/A
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660

                                                                   AS OF APRIL 12, 1999
                                                      ----------------------------------------------
                                                                        SHARES
                                                         SHARES       ACQUIRABLE       PERCENTAGE
                                                      BENEFICIALLY      WITHIN           OF ALL
        NAME AND ADDRESS OF BENEFICIAL OWNER             OWNED        60 DAYS(5)     COMMON STOCK(6)
        ------------------------------------          ------------    -----------    ---------------
Nancy M. Harlan and John H. Harlan..................         401(2)            0              *
  Trustees of The Harlan Family Revocable
  Living Trust Est. 7-24-96
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
Nancy M. Harlan.....................................           0          15,000              *
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
W. Douglass Harris..................................           0          15,000              *
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
Brian P. McGowan....................................           0               0            N/A
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
Steven B. Sample....................................         500               0              *
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
Karen S. Sandler....................................      10,253(3)            0              *
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
David M. Siegel and Linda A. Siegel,
  Trustees of The Siegel Family Trust
  U/D/T Est. 6-20-89................................     133,479(4)            0              *
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
David M. Siegel.....................................           0         200,000              *
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
Marshall E. Stearns.................................       2,229(3)            0              *
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
Ray A. Watt.........................................           0               0            N/A
  c/o The Presley Companies
  19 Corporate Plaza
  Newport Beach, CA 92660
First Plaza Group Trust (Mellon Bank, N.A.,
  acting as trustee as directed by General Motors
  Investment Management Corporation)................   1,697,325               0           3.25%
  767 Fifth Avenue,
  New York, NY 10153
All directors and executive officers of the Company
  as a group (14 persons)...........................   8,565,334       1,530,000          18.79%

                                                                   AS OF APRIL 12, 1999
                                                      ----------------------------------------------
                                                                        SHARES
                                                         SHARES       ACQUIRABLE       PERCENTAGE
                                                      BENEFICIALLY      WITHIN           OF ALL
        NAME AND ADDRESS OF BENEFICIAL OWNER             OWNED        60 DAYS(5)     COMMON STOCK(6)
        ------------------------------------          ------------    -----------    ---------------
SERIES B COMMON STOCK
Pearl Street, L.P...................................   5,920,362(7)            0          11.34%
  c/o Goldman, Sachs & Co.
  85 Broad Street,
  New York, NY 10004
First Plaza Group Trust (Mellon Bank, N.A.,
  acting as trustee as directed by General Motors
  Investment Management Corporation)................   5,099,206(8)            0           9.77%
  767 Fifth Avenue,
  New York, NY 10153
International Nederlanden (U.S.) Capital
  Corporation.......................................   4,547,269               0           8.71%
  135 East 57th Street,
  New York, NY 10022
Foothill Capital Corporation........................   1,836,109(9)            0           3.52%
  11111 Santa Monica Boulevard
  Los Angeles, CA 90025

---------------
 *  Less than 1%

(1) Does not include 6,017 shares directly owned by children of Mr. Cable, as to which shares Mr. Cable disclaims beneficial ownership.

(2) Does not include 100 shares held as trustee for benefit of daughter, as to which shares Ms. Harlan disclaims beneficial ownership, but includes one share owned directly by Ms. Harlan.

(3) Ms. Sandler and Mr. Stearns are Senior Vice Presidents of Foothill Capital Corporation.

(4) Does not include 400 shares directly owned by children and family of Mr. Siegel, as to which shares Mr. Siegel disclaims beneficial ownership, but includes one share owned directly by Mr. Siegel.

(5) Reflects the number of shares that could be purchased by exercise of options available at April 12, 1999 or within 60 days thereafter under the Company's 1991 Stock Option Plan.

(6) Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 12, 1999 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(7) Pursuant to Amendment No. 3 to Schedule 13G, dated February 14, 1999, filed with the Securities and Exchange Commission, as of December 31, 1998, Goldman Sachs & Co. and The Goldman Sachs Group, L.P. had shared voting power and dispositive power with respect to these shares.

(8) Pursuant to a Schedule 13D, dated May 20, 1994, filed with the Securities and Exchange Commission, General Motors Investment Management Corporation had shared voting power and dispositive power with respect to these shares.

(9) Pursuant to Amendment No. 2 to Schedule 13D, dated July 10, 1998, filed with the Securities and Exchange Commission, Foothill Capital Corporation and its parent, Foothill Group, Inc., have shared voting power and shared dispositive power with respect to 1,836,109 shares of Series B Common that are convertible into a like number of shares of Series A Common; and Foothill Group, Inc. has sole voting power and sole dispositive power with respect to 71,965 shares of Series A Common.

     Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law personal property owned by a married person may be community property which either spouse may manage and control, and the Company has no information as to whether any shares shown in this table are subject to California community property law.

                               PRESLEY MANAGEMENT

EXECUTIVE OFFICERS

     The executive officers of the Company during the last fiscal year and their ages are set forth in the following table. There are no family relationships between any director or executive officer and any other director or executive officer of the Company. Executive officers serve at the discretion of the Board of Directors.

                NAME                   AGE                      POSITION
                ----                   ---                      --------
General William Lyon.................  76    Director and Chairman of the Board
Wade H. Cable........................  50    Director, Chief Executive Officer and President
David M. Siegel......................  57    Senior Vice President, Chief Financial Officer
                                             and Treasurer
Nancy M. Harlan......................  52    Senior Vice President and General Counsel
Linda L. Foster......................  51    Vice President and Corporate Secretary
W. Douglass Harris...................  56    Vice President and Corporate Controller
Brian P. McGowan*....................  47    Vice President -- Financial Operations

---------------
* Effective as of February 19, 1999, Brian McGowan resigned as Vice
  President -- Financial Operations and is no longer employed by the Company.

     General William Lyon was elected director and Chairman of the Board of the Company in 1987. Additionally, General Lyon serves on the Company's Compensation Committee. General Lyon also is the Chairman of the Board, President and Chief Executive Officer of William Lyon Homes, Inc. General Lyon is a retired Major General and was Chief of the Air Force Reserve from 1975 to 1979. General Lyon is a director of Fidelity Financial Services, Inc. and Kellstrom Industries.

     Wade H. Cable has served as President and Chief Executive Officer of Presley and has been a director of the Company since 1985. Prior to joining the Company, he worked for thirteen years with Pacific Enterprises as a senior executive in various of its real estate operations, including two years as an Executive Vice President of Pacific Lighting Real Estate Group and four years as the President of Fredricks Development Company, a residential developer and homebuilder.

     David M. Siegel, a Senior Vice President, has been Chief Financial Officer and Treasurer of Presley since February 1985. Prior to joining Presley, Mr. Siegel was Executive Vice President and Chief Financial Officer for two homebuilding companies. Mr. Siegel, a certified public accountant, was also a partner with Kenneth Leventhal & Company, Certified Public Accountants, from 1972 to 1978, and has been involved with the real estate development and homebuilding industry for more than 30 years.

     Nancy M. Harlan, a Senior Vice President and General Counsel, joined Presley in October 1987 after six years with Pacific Enterprises as Counsel to its Real Estate Development subsidiaries. Ms. Harlan has been involved with the real estate development and homebuilding industry for more than 20 years.

     Linda L. Foster, Vice President and Corporate Secretary since 1987, has been employed by the Company since 1979 as Corporate Secretary and in other administrative positions. Ms. Foster has been involved with the real estate development and homebuilding industry for 20 years.

     W. Douglass Harris, Vice President and Corporate Controller, joined the Company in June 1992, after seven years with Shapell Industries, Inc., another major California home builder, as its vice president and corporate controller. Mr. Harris has been involved with the real estate development and homebuilding industry for more than 20 years.

     Brian P. McGowan, Vice President -- Financial Operations, joined the Company in July 1995, after ten years with Sunrise Company, a privately held company which develops large scale master-planned country club communities, as its vice president and corporate controller. On February 19, 1999, Mr. McGowan resigned as Vice President -- Financial Operations and terminated his employment with the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and four additional most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1998.

                                                                      ANNUAL COMPENSATION
                                                    -------------------------------------------------------
                                                                     BONUS PAID IN      BONUS EARNED DURING
                                                                     SPECIFIED YEAR       SPECIFIED YEAR
                                                                     BUT EARNED IN        BUT PAYABLE IN
                                                                     EARLIER YEARS         FUTURE YEARS
        NAME AND PRINCIPAL POSITION          YEAR   SALARY($)(1)       ($)(2)(4)             ($)(3)(4)
        ---------------------------          ----   ------------   ------------------   -------------------
Wade H. Cable..............................  1998     399,500                 0               300,000
  Director, Chief Executive                  1997     399,500            74,988                     0
  Officer and President                      1996     399,500            74,988                     0
David M. Siegel............................  1998     220,000                 0               150,000
  Director, Senior Vice                      1997     220,000            37,494                     0
  President, Chief Financial                 1996     196,620            37,494                     0
  Officer and Treasurer
Nancy M. Harlan............................  1998     130,000                 0               104,305
  Senior Vice President                      1997     130,000            13,749                     0
  and General Counsel                        1996     118,700             3,749                     0
Brian P. McGowan...........................  1998     130,000                 0                52,153
  Vice President --                          1997     116,000            15,000                     0
  Financial Operations                       1996     110,000                 0                     0
W. Douglass Harris.........................  1998     124,000                 0                99,491
  Vice President and                         1997     116,000            10,000                     0
  Corporate Controller                       1996     110,000                 0                     0

---------------
(1) Includes amounts which the executive would have been entitled to be paid, but which at the election of the executive were deferred by payment into the Company's 401(k) plan ("executive elected deferrals"). The Company makes no contributions for executives into the plan other than executive elected deferrals.

(2) Represents amounts paid in 1998, 1997 or 1996, respectively, under the Company's then existing executive bonus plan or employment agreement with the executive, but which were earned prior to the year of payment.

(3) No bonus amounts were earned in 1997 or 1996 under the Company's then existing executive bonus plan or employment agreement with the executive.

(4) The 1998 Incentive Compensation Plan (the "Plan") provides that the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") are eligible to receive bonuses at the discretion of the Compensation Committee of the Board of Directors. In addition, the Plan for the area managers and designated executives of the Company and Presley Homes stipulates annual setting of individual bonus targets, expressed as a percent of each executive's salary, with awards based on performance against business plan goals pertaining to each participant's operating area. All awards will be prorated downward if the sum of all calculated awards for the Company exceeds 20% of the Company's consolidated pre-tax income before bonuses. After completion of the Company's applicable annual audit, awards will be paid out in three installments, with 50% paid following the determination of bonus awards, 25% paid one year later, and 25% paid two years later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

1991 STOCK OPTION PLAN

     Under the amended 1991 Stock Option Plan of the Company, options to purchase an aggregate of not more than 2,642,000 shares of Series A Common Stock may be granted from time to time to key employees, officers, directors, consultants and advisors of the Company or any of its subsidiaries. The plan is administered by the Stock Option Committee of the Board of Directors. The committee is generally empowered to interpret the plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the optionee, determine the employees to whom options are to be granted, and determine the number of shares subject to each option and the exercise price thereof. It is currently anticipated that the per share exercise price for stock options will not be less than 100% of the fair market value of a share of the Series A Common Stock on the date the option is granted. The options will be exercisable for a term determined by the committee, not to exceed ten years from the date of grant or upon a change of control. No stock options were granted or exercised in 1998.

RETIREMENT SAVINGS PLAN

     The Company maintains a trusteed Retirement Savings Plan (the "Savings Plan") which is available to all homebuilding-related employees who are 18 years old or older and have completed one year of service with the Company. The Company currently makes no contributions to the Savings Plan. The Savings Plan, which has been qualified under Section 401(a) of the Internal Revenue Code, permits elective deferrals under Section 401(k) of the Code and permits participants to contribute up to 20% of their pre-tax earnings to the Savings Plan so long as this amount did not exceed $10,000 for 1998.

SEVERANCE AGREEMENTS

     Effective as of September 24, 1998, the Company entered into Severance Agreements with certain key employees and members of management, including the above named Executive Officers. Pursuant to the terms of the Severance Agreements, in the event of a Change of Control of the Company prior to December 31, 1999, if the employee is terminated within twelve months following a Change of Control and during the Term, other than (a) by the Company for cause, (b) by reason of the death or disability of the employee, or (c) by the employee without good reason, the Company will pay the employee a specified Severance Payment. In the event of a Change of Control and termination, Wade Cable, David Siegel, Nancy Harlan, Douglass Harris and Linda Foster would be entitled to a Severance Payment of $400,000, $220,000, $65,000, $62,000 and $45,000,
respectively.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company has entered into an indemnification agreement with each of its Series A Directors and certain of its executive officers named in the Summary Compensation Table above, among others, to provide them with the maximum indemnification allowed under its Bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being a director, officer or employee of the Company, to the extent such indemnification is permitted by the laws of Delaware.

COMPENSATION COMMITTEE REPORT

     In connection with the Company's capital restructuring in 1994, the Company entered into employment contracts with eight executive officers for terms which expired in May 1997. The Compensation Committee believes that the Company's executive officers should be provided with base salaries competitive enough to attract and retain highly skilled professionals. The Compensation Committee also believes that executive compensation should include incentives in the form of bonuses designed to encourage individual performance. The following report summarizes the current arrangements:

     Chief Executive Officer Compensation -- The salary of Wade H. Cable, the chief executive officer ("CEO") of Presley, has not changed since it was set in May 1990, except for a cost of living adjustment which was made for all salaried employees, effective on April 1, 1999, as approved by the Company's Board of Directors. The CEO participates in a discretionary bonus program described below. The CEO also receives an auto for his use and related auto expenses, a policy that has been in place since 1985.

     Compensation With Respect to Other Executive Officers -- The rate of compensation for each of the other executive officers has been in effect for varying periods, and is based in part upon the review of a survey of compensation paid by other homebuilders of similar size.

     1998 Incentive Compensation Plan -- Effective on January 1, 1997, the Company's Board of Directors approved a new incentive compensation plan for all full-time, salaried employees of the Company and Presley Homes -- including the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"), Executives, Managers, Field Construction Supervisors, and certain other employees. The same Incentive Compensation Plan was approved for 1998. Under the terms of this new plan, the CEO and CFO are eligible to receive bonuses at the discretion of the Compensation Committee of the Board; in addition, the stock options currently outstanding and held by the CEO and CFO were repriced from $2.875 to $1.00 in 1997.

     In addition, for designated Executives and Area Managers of the Company and Presley Homes, the Plan stipulates annual setting of individual bonus targets, expressed as a percent of each executive's salary, with awards based on performance against business plan goals pertaining to each participant's operating area. All awards will be prorated downward if the sum of all calculated awards exceeds 20% of the Company's consolidated pre-tax income before bonuses. After completion of the Company's applicable annual audit, awards will be paid out in three installments, with 50% paid following the determination of bonus awards, 25% paid one year later, and 25% paid two years later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

                                          COMPENSATION COMMITTEE

                                          William Lyon
                                          James E. Dalton
                                          Gregory P. Flynn
                                          Charles Froland
                                          Steven B. Sample
                                          Karen S. Sandler
                                          Ray A. Watt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries, except for Mr. Lyon who has been Chairman of the Board since 1987 and has the relationship with William Lyon Homes, Inc. described in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Messrs. Flynn and Froland and Ms. Sandler are members of the Compensation Committee, and also have the relationships to certain owners of the Company's Series B Common Stock described in the following paragraph.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Presley Homes maintained a revolving lending facility (the "Working Capital Facility") with a group of lenders that included Foothill Capital Corporation, First Plaza Group Trust, and International Nederlanden (U.S.) Capital Corporation, all of which own Series B Common. On July 6, 1998, the Company completed an agreement with the Agent of the lender group under the Working Capital Facility, pursuant to which all of the lenders (other than Foothill Capital Corporation) including First Plaza Group Trust and International Nederlanden (U.S.) Capital Corporation were repaid and Foothill Capital Corporation remained the sole lender under the Working Capital Facility. The agreement also modified the Working Capital Facility to (1) extend the loan facility to May 20, 2001, (2) increase the loan commitment to $100 million and
(3) decrease the fees and costs compared to the prior revolving facility. Pursuant to the terms of the Working Capital Facility, outstanding advances bear interest at the "reference rate" of Chase Manhattan Bank plus 2%. An alternate option provides for interest based on a specified overseas base rate plus 4.44%, but not less than 8%. In addition, the Company pays a monthly fee of 0.25% on the average daily unused portion of the loan facility. Upon completion of the new Working Capital Facility agreement, the Company paid a one-time, non-refundable Facility Fee of $2 million as well as a yearly non-refundable Administrative Fee of $100,000. The Working Capital Facility is secured by substantially all of the assets of Presley Homes and guaranteed by the Company. At December 31, 1998, the amount outstanding under the Working Capital Facility was $44 million, and during 1998, amounts outstanding ranged from $30 million to $75 million. Interest incurred during 1998 under the facility totaled $5.8 million.

     Marshall E. Stearns and Karen S. Sandler, directors of the Company, are Senior Vice Presidents of Foothill Capital Corporation; Charles Froland, a director of the Company, is the Managing Director of Fixed Income for General Motors Investment Management Corporation, which has the power to direct the trustee of First Plaza Group Trust; and Gregory P. Flynn, a director of the Company, is a Managing Partner of Hampshire Equity Partners (formerly known as ING Equity Partners), an affiliate of International Nederlanden (U.S.) Capital Corporation.

     Sales of lots, land and other for the year ended December 31, 1998 include a bulk lot sale of $6,996,000 to William Lyon Homes, Inc., a majority-owned corporation of William Lyon, Chairman of the Board and stockholder of the Company. The Company purchased the lots in June 1997 and made certain improvements thereon. The Company received the full purchase price in cash and recognized a gain of $265,000 above the cost of the lots and improvements on this sale. In the opinion of management, this sale was an arm's length transaction representing fair market value at the time the transaction was negotiated based upon competitive bids from other homebuilders. The transaction was approved unanimously by the independent members of the Board of Directors.

     On December 31, 1998, the Company announced that, after unanimous approval by the Special Committee, the Company had entered into a letter of intent with William Lyon Homes, Inc. setting forth their preliminary understanding with respect to (i) the proposed acquisition by the Company of substantially all of the assets of William Lyon Homes for approximately $48.0 million together with the assumption of related liabilities, and (ii) the concurrent purchase by William Lyon Homes pursuant to a tender offer for not less than 40% and not more than 49% of the outstanding shares of the Company's Common Stock held by stockholders other than William Lyon at a price of $0.62 per share. William Lyon Homes, which is owned by William Lyon and his son, William H. Lyon, is a California-based homebuilder and real estate developer with projects currently under development in Northern and Southern California. Following the completion of the proposed transactions, William Lyon, who is the current Chairman of the Board of the Company, would beneficially own between 55% and 65% (depending on the number of shares tendered) of the outstanding shares of the Company Common Stock and the remaining shares would continue to be publicly traded. The execution of the letter of intent followed a review over several months by the Special Committee, together with its financial and legal advisors, of strategic alternatives available to the Company as well as a review of other proposals received from third parties.

     Under the terms of the letter of intent, the proposed transactions are subject to various conditions, including the successful negotiation and execution of a definitive agreement, the receipt of opinions of the Company's advisors with respect to the fairness of the transactions to the Company and its stockholders as well as the solvency of the Company following consummation of the transactions, the receipt of real estate appraisals satisfactory to the Company and William Lyon Homes with respect to the real estate assets of William Lyon Homes, the approval of a definitive agreement by the respective boards of directors of the Company and William Lyon Homes by March 31, 1999, receipt of all required regulatory approvals and third party consents, including any required lender consents, the receipt of agreements from certain significant stockholders of the Company to tender their shares pursuant to the tender offer, the receipt of financing by the Company in an amount sufficient to enable the Company to finance the transactions, and the absence of any material adverse change in the business or financial condition of either the Company or William Lyon Homes.

     In addition, the letter of intent contemplates that each of the transactions will be structured so as to be subject to the successful completion of the other and that the parties will structure the transactions (including, if necessary, by imposing limitations on certain transfers of shares) so as to avoid triggering the change of control tax provisions that would result in the loss of the Company's net operating losses for tax purposes. The letter of intent also contemplates that the Company's 12 1/2% Senior Notes due 2001 shall remain outstanding without modification.

     The letter of intent provides that, subject to the fiduciary duties of their respective boards of directors, the Company and William Lyon Homes will negotiate exclusively with each other toward a definitive agreement until March 31, 1999. The letter of intent does not constitute a binding agreement to consummate the transactions and there can be no assurances that the parties ultimately will enter into a definitive agreement with respect to the transactions or that the conditions to the transactions will be satisfied.

     On February 18, 1999 the Company announced that it had received a letter from William Lyon, Chairman of the Board of William Lyon Homes and also Chairman of the Board of the Company, proposing a modification to the previously executed letter of intent with William Lyon Homes. Under the proposed modification, William Lyon Homes would make a tender offer for not more than 37% of the outstanding shares of Common Stock of the Company for a purchase price of $0.62 per share. In the event that more than 37% of the outstanding shares of Common Stock of the Company is tendered, William Lyon Homes will purchase shares from each tendering stockholder on a pro rata basis. The tender offer will be conditioned upon there being tendered and not withdrawn, a number of shares which constitutes at least 37% of the outstanding shares of the Company. The proposed modification also provides that the transaction will be structured to permit William Lyon or his affiliates, prior to consummation of the transaction and consistent with applicable securities laws, to sell shares of the Company Common Stock owned by them up to a maximum of 4% of the total number of shares of the Company Common Stock presently outstanding. The proposed modification is currently being considered by the Special Committee of independent directors.

     On March 30, 1999, the parties amended the letter of intent to extend its term and the period of exclusive negotiation to April 30, 1999. The condition included in the letter of intent that the boards of directors of the Company and William Lyon Homes must approve a definitive agreement by March 31, 1999 was also extended to April 30, 1999. The parties have also agreed that William Lyon Homes may participate in discussions and negotiations with the holders of the Company's Series B Common Stock regarding the purchase by William Lyon Homes of such percentage of the Series B holder's shares so as to reduce such Series B holder's ownership interest in the Company Common Stock to between 4.9% and 5% of the Company's outstanding Common Stock following consummation of the proposed transactions. William Lyon Homes may also seek commitments from the Series B holders to sell additional shares to the extent that the number of shares of Series A Common Stock tendered in the tender offer are below the minimum threshold set forth in a definitive agreement. Any such negotiations are to be conducted exclusively so as to obtain the consent of the Series B holders to the proposed transactions and to avoid triggering the change of control tax provisions that would result in the loss of the Company's net operating loss carryforwards for tax purposes. William Lyon Homes is required to notify the Special Committee regarding the details of any such discussions and negotiations. William Lyon Homes may not enter into any agreement with any Series B holder prior to receiving the written approval from the Special Committee or the Company's Board of Directors.

                         COMMON STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total return of the Company, the S & P 500 Index and S & P Homebuilding Index:

                                                       THE PRESLEY
                                                        COMPANIES                   S & P 500              S & P HOMEBUILDING
                                                       -----------                  ---------              ------------------
12/93                                                      100                         100                         100
12/94                                                       81                         101                          58
12/95                                                       52                         139                          83
12/96                                                       33                         171                          75
12/97                                                       22                         229                         121
12/98                                                       14                         294                         147

     The graph above is based upon common stock and index prices calculated as of December 31, for 1993, 1994, 1995, 1996, 1997 and 1998. The base period is
December 31, 1993, on which date the Company's closing common stock price was $3 5/8 per share. On December 31, 1998 and on April 12, 1999, the Company's common stock closed at $ 15/32 and $ 5/8 per share, respectively. The stock price performance of the Company's Series A Common Stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

                   SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and the beneficial owners of more than ten percent of Company's Common Stock to file with the Securities and Exchange Commission reports of initial ownership and reports of changes in ownership of Company's Common Stock and other equity securities of the Company. The Company believes that during the last fiscal year all Section 16(a) filing requirements applicable to its directors and executive officers were complied with, except for the failure to file certain Forms 4 and Forms 5 for Mr. Marshall Stearns and Ms. Karen Sandler, for whom the obligation to file Forms 4 and Forms 5 arose from the conversion and distribution of Series B Common stock by Foothill Capital Corporation. Once the omissions were discovered the relevant forms were filed promptly.

                                 PROPOSAL NO. 2

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board is seeking stockholder ratification of its selection of Ernst & Young LLP to serve as the Company's auditors for the fiscal year ending December 31, 1999. The ratification of the selection of auditors requires a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes will be included for purposes of determining a quorum, but will not have the effect of a no-vote. Kenneth Leventhal & Company, which merged with Ernst & Young LLP in 1995, had served as the Company's auditors since 1987. Between 1984 and 1987, the Company was a subsidiary of Pacific Enterprises (formally Pacific Lighting Corporation) and Kenneth Leventhal & Company audited the Company's books and records in connection with its audit of Pacific Enterprises' real estate operations. In addition, from 1974 through 1984, Kenneth Leventhal & Company served as the Company's auditors. It is anticipated that representatives from Ernst & Young LLP will attend the Annual Meeting with the opportunity to make any statement they may desire to make and will be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

     The Company knows of no other matters to be brought before the Annual Meeting. If other matters should come before the Annual Meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his judgment of such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                            STOCKHOLDERS' PROPOSALS

     Proposals by stockholders intended to be presented at the next annual meeting in 2000 must be sent in writing to the Vice President and Corporate Secretary of the Company at the Company's principal executive offices and received by December 19, 1999 to be considered for inclusion in the Company's proxy material under the rules of the Securities and Exchange Commission. In addition, the proxy statement for next year's annual meeting will confer discretionary authority to the Board of Directors to vote on any stockholder proposal presented, unless the Company receives notice of such stockholder proposal on or before March 2, 2000.

                FINANCIAL STATEMENTS; ANNUAL REPORT ON FORM 10-K

     The Company's 1998 Annual Report on Form 10-K, exclusive of exhibits, including financial statements for fiscal year 1998, accompanies this Proxy Statement. Additional copies of the Company's 1998 Annual Report on Form 10-K may be obtained by writing to: The Presley Companies, Attn: Investor Relations, 19 Corporate Plaza, Newport Beach, CA 92660.

PROXY

                             THE PRESLEY COMPANIES

                PROXY FOR ANNUAL MEETING OF HOLDERS OF SERIES A
                           COMMON STOCK TO BE HELD ON
                                  MAY 10, 1999


        The Undersigned hereby constitutes and appoints Linda L. Foster and David M. Siegel, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote, as specified herein, with respect to all the shares of Series A Common Stock of The Presley Companies (the "Company"), standing in the name of the undersigned at the close of business on April 12, 1999, at the Annual Meeting of Holders of Series A Common Stock to be held May 10, 1999 and at any and all adjournments or postponements thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)






--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD        Please mark
OF DIRECTORS OF THE PRESLEY COMPANIES                       your vote as  [X]
                                                            indicated in
                                                            this example.

(1) ELECTION OF SERIES A DIRECTORS:     FOR all                WITHHOLD
                                     Nominees listed           AUTHORITY
                                    (except as marked      to vote for all
                                  to the contrary below)  Nominees listed below.
                                          [  ]                     [  ]

    NOMINEES: William Lyon and Wade H. Cable

    (INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.)


    -----------------------------------------------------------------------

(2) RATIFICATION OF AUDITORS                          FOR   AGAINST   ABSTAIN
    Ratification of the selection of Ernst & Young    [ ]     [ ]       [ ]
    LLP as the Company's auditors for the fiscal year ending December 31, 1999.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED ABOVE AND FOR RATIFICATION OF AUDITORS.




Signature(s)                                    Dated:             , 1999
              -------------------------------          ------------
IMPORTANT: Please sign exactly as name appears at the left. Each joint owner should sign. Executors, administrators, trustees, etc., should give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                             THE PRESLEY COMPANIES

                     YOUR VOTE IS IMPORTANT TO THE COMPANY



                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THE SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE